Exhibit 3.1 - Seconded Amended and Restated By-Laws of Lee Enterprises, Incorporated (Effective June 26, 2019)

SECOND AMENDED AND RESTATED BY-LAWS
OF
LEE ENTERPRISES, INCORPORATED
(A Delaware corporation)
Effective as of June 26, 2019
ARTICLE I
OFFICES
Section 1.             Principal Office. The address of the registered office of Lee Enterprises, Incorporated (the “Corporation”) is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, State of Delaware, 19808, and the name of the resident agent in charge thereof is Corporation Service Company.
Section 2.             Other Offices. The Corporation may also have an office or offices at such other place or places, within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time designate or as the business of the Corporation may require.
ARTICLE II
STOCKHOLDERS’ MEETINGS
Section 1.             Annual Meetings. An annual meeting of the stockholders of the Corporation shall be held at such time and place within or without the State of Delaware as may be determined by the Board of Directors, and as shall be designated in the notice of said meeting, for the purpose of electing directors and for the transaction of such other proper business, notice of which was given in the notice of the meeting. The Board of Directors may, in its sole discretion, determine that any annual meeting of stockholders of the Corporation shall not be held at any place, but may instead be held solely by means of remote communication and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”). The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders of the Corporation.
Section 2.             Nomination of Directors and Other Business.
(a)          Nominations of persons for election as directors and the proposal of other business to be considered by the stockholders of the Corporation may be made at an annual meeting of stockholders only (w) pursuant to the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (x) by or at the direction of the Board of Directors or any authorized committee thereof, (y) by any stockholder of the Corporation entitled to vote at the meeting who complies with the notice procedures set forth in this Section 2 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation (the “Secretary”), on the record date for the determination of stockholders of the Corporation entitled to vote at the meeting, and at the time of the meeting or (z) solely with respect to nominations of persons for election to the Board of Directors, by an Eligible Stockholder (as defined in Section 12(b) of this Article II) whose Stockholder Nominee (as defined in Section 12(a) of this Article II) is included in the Corporation’s proxy materials for the annual meeting pursuant to Section 12 of this Article II. Without qualification, for nominations or other business to be properly brought before an annual meeting by a stockholder of the Corporation pursuant to Section 2(a)(y), the stockholder must have given timely notice thereof in writing to the Secretary, and, in the case of business other than nominations of persons for election to the Board of Directors, such other business must constitute a proper matter for stockholder action.

(b)          To be in proper form, a stockholder’s notice to the Secretary (the stockholder providing such notice, the “Noticing Stockholder”) under this Section 2 must:
1.           as to each person whom the Noticing Stockholder proposes to nominate for election or re-election as a director, set forth or provide (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person (present and for the past five years), (iii) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and/or of record by such person (provided, however, that for purposes of this Section 2, such person shall in all events be deemed to beneficially own any shares of the Corporation as to which such person has a right to acquire beneficial ownership of at any time in the future), (iv) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or that is otherwise required pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”), (v) a complete and accurate description of any current or prior agreements, arrangements and understandings, and any other material relationships between or among the Noticing Stockholder, any beneficial owner on whose behalf the nomination or proposal is made (collectively with the Noticing Stockholder, the “Holders”), any of their respective affiliates and associates (as used in these Second Amended and Restated By-laws (“By-laws”), within the meaning of Rule 12b‑2 under the Exchange Act), or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S‑K (or any successor provision) if any Holder, any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (vi) a complete and accurate description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings (whether written or oral) during the past three years, between or among any Holder, any of its affiliates or associates, or others acting in concert therewith, on the one hand, and each nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, (vii) a notarized letter signed by such person stating his or her acceptance of the nomination by the Holder, stating his or her intention to serve as a director for a full term on the Board of Directors, if elected, and consenting to being named as a nominee for director in a proxy statement relating to such election, (viii) a completed and signed questionnaire and written representation and agreement, each as may be required by Section 2(b)(4) and (ix) all information relating to the nominee that would be required by this Section 2 to be set forth in a stockholder’s notice with respect to a director nomination if such nominee were a stockholder providing notice of a director nomination to be made at the meeting;

2.           as to any business that the Noticing Stockholder proposes to bring before the meeting, set forth or provide (i) a brief description of the business desired to be brought before the meeting, (ii) the text, if any, of the proposal (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment), (iii) the reasons for conducting such business at the meeting and any material interest in such business of any Holder and (iv) a complete and accurate description of any current or prior agreements, arrangements and understandings, and any other material relationships between or among the Holders, any of their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, in connection with the proposal of such business by such Noticing Stockholder, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S‑K (or any successor provision) if any Holder, any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and
3.           as to the Holders, set forth (i) the name and address of the Noticing Stockholder as they appear on the Corporation’s books, (ii) the name and address of all other Holders, if any, (iii) the class or series and number of shares of the Corporation that are, directly or indirectly, owned beneficially and/or of record by each Holder (provided, however, that for purposes of this Section 2, any such person shall in all events be deemed to beneficially own any shares of the Corporation as to which such person has a right to acquire beneficial ownership of at any time in the future), any person controlling, directly or indirectly, or acting in concert with, any Holder and any person controlled by or under common control with any Holder, (iv) the Ownership Information (as defined below) for each Holder, (v) a representation by the Noticing Stockholder that the Noticing Stockholder is a stockholder of record of the Corporation entitled to vote at the meeting, will continue to be a stockholder of record of the Corporation entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation as to whether any Holder intends or is part of a group which intends to (A) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the outstanding shares of the Corporation required to approve or adopt the proposal or elect the nominee and/or (B) otherwise solicit proxies from stockholders of the Corporation in support of such proposal or nomination, (vii) a certification regarding whether each Holder has complied with all applicable federal, state and other legal requirements in connection with its acquisition of shares or other securities of the Corporation and such Holder’s acts or omissions as a stockholder of the Corporation and (viii) the Noticing Stockholder’s representation as to the accuracy of the information set forth in the notice.

In addition to the foregoing, any Holder or proposed nominee also shall promptly provide the Corporation with any other information reasonably requested by the Corporation, including such other information as may be reasonably required to determine (i) the eligibility of a proposed nominee to serve as a director of the Corporation and (ii) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation.
A Noticing Stockholder shall further update and supplement its notice of any nomination or other business proposed to be brought before a meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2 shall be true and correct (i) as of the record date for the meeting and (ii) as of the date that is 10 business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than seven business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to the meeting), or any adjournment, recess, rescheduling or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof).
Notwithstanding the foregoing provisions of this Section 2, unless otherwise required by law, if the Noticing Stockholder (or a qualified representative of the Noticing Stockholder) does not appear at the meeting of stockholders of the Corporation and present his or her proposed business or nomination(s), such proposed business will not be transacted and any such nomination will be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2, to be considered a “qualified representative” of a stockholder of the Corporation, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) stating that such person is authorized to act for such stockholder as a proxy at the meeting of stockholders of the Corporation, and such person must produce proof that he or she is a duly authorized officer, manager or partner of such stockholder or such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, as well as valid government-issued photo identification, at the meeting of stockholders of the Corporation.

For purposes of this Section 2, “Ownership Information” means: (i) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole in or part from the value of any class or series of shares of the Corporation, whether or not the instrument or right is subject to settlement in the underlying class or series of shares of the Corporation or otherwise (a “Derivative Instrument”) that is directly or indirectly owned beneficially by any Holder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation, (ii) any agreement, arrangement or understanding (including any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) between any Holder, any of its affiliates or associates and/or any others acting in concert with any of the foregoing the intent or effect of which may be to transfer to or from any such person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation or to increase or decrease the voting power of any such person, any of such person’s affiliates or associates and/or any others acting in concert with any of the foregoing with respect to any security of the Corporation, (iii) any proxy, contract, arrangement, understanding or relationship pursuant to which any Holder has a right to vote or has granted a right to vote any shares of the Corporation, (iv) any short interest held by any Holder presently or within the last six months in any shares of the Corporation (for purposes of this Section 2, a Holder is deemed to hold a short interest in a security if such Holder, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (v) any right to dividends on shares of the Corporation owned beneficially by any Holder that is separated or separable from the underlying shares of the Corporation, (vi) any proportionate interest in shares of the Corporation, (vii) any Derivative Instrument held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which any Holder is (a) a general partner or, directly or indirectly, beneficially owns any interest in a general partner, or (b) is the manager or managing member or, directly or indirectly, beneficially owns any interest in the manager or managing member of a limited liability company or similar entity, (vii) any performance-related fees (other than an asset-based fee) that any Holder is entitled to based on any increase or decrease in the value of shares of the Corporation or any Derivative Instrument and (viii) any arrangement, right or other interest described in the preceding clauses of this paragraph held by any member of the immediate family of any Holder that shares the same household with such Holder.

4.           To be eligible to be a nominee for election or reelection as a director of the Corporation pursuant to this Section 2, a proposed nominee must deliver (in the case of nominee nominated by a stockholder of the Corporation pursuant to this Section 2, in accordance with the time periods and other requirements prescribed for delivery of notice under these By-laws and applicable law) to the Secretary at the principal executive offices of the Corporation (i) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (in the form to be provided by the Secretary upon written request of any stockholder of record within 10 days of such request) and (ii) a written representation and agreement (in the form to be provided by the Secretary upon written request of any stockholder of record within 10 days of such request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote in such capacity on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation, (C) if elected as director of the Corporation, intends to serve for a full term on the Board of Directors and (D) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable laws and all applicable rules of the exchanges upon which the securities of the Corporation are listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and other guidelines of the Corporation duly adopted by the Board of Directors.
(c)          To be timely, a stockholder’s notice under this Section 2 must be delivered to the Secretary at the principal executive offices of the Corporation in writing not later than the Close of Business (as defined in Section 1 of Article XI) on the 90th day nor earlier than the Close of Business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after the anniversary date of the previous year’s meeting, or if no annual meeting was held in the preceding year, notice by a stockholder of the Corporation to be timely must be so delivered not earlier than the Close of Business on the 120th day prior to such annual meeting and not later than the Close of Business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which Public Announcement (as defined below) of the date of such meeting is first made. In no event shall the adjournment, recess or postponement of an annual meeting (or the Public Announcement of the adjournment or postponement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notwithstanding anything in this Section 2(c) to the contrary, if the number of directors to be elected to the Board of Directors at an annual meeting is increased effective after the time period for which nominations would otherwise be due under this Section 2(c) and there is no Public Announcement naming all of the nominees for the additional directorships or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the previous year’s annual meeting of stockholders of the Corporation, then a stockholder’s notice required by this Section 2(c) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary at the principal executive offices of the Corporation in writing not later than the Close of Business on the 10th day following the day on which such Public Announcement is first made.

(d)          Only such persons who are nominated in accordance with the procedures set forth in this Section 2 shall be eligible to serve as a director and only such business shall be conducted at an annual or special meeting of stockholders of the Corporation as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2. Except as otherwise provided by law, the Amended and Restated Certificate of Incorporation of the Corporation (the “Amended and Restated Certificate of Incorporation”) or these By-laws, the chairman of any meeting of stockholders of the Corporation shall, in addition to making any other determination that may be appropriate for the conduct of the meeting, have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these By-laws and, if any proposed nomination or business is not in compliance with these By-laws, to declare that such defective proposal or nomination shall be disregarded. The date and time of the opening and the closing of the polls for each matter upon which the stockholders of the Corporation will vote at a meeting shall be announced at the meeting by the chairman of the meeting. After the polls close, no ballots, proxies or votes or any revocations or changes thereto shall be accepted.
(e)          Notwithstanding the foregoing provisions of this Section 2, the Noticing Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2; provided, however, that, to the fullest extent permitted by law, any references in these By-laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to these By-laws, and compliance with this Section 2 shall be the exclusive means for a stockholder of the Corporation to make nominations or submit other business at any meeting of stockholders of the Corporation (other than business properly brought under and in compliance with Rule 14a-8 of the Exchange Act (or any successor provision)). Nothing in these By-laws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act (or any successor provision) or the rights of the holders of any class or series of stock having a preference over the common stock of the Corporation as to dividends or upon liquidation to elect directors under specified circumstances (including any certificate of designation relating to any series of preferred stock of the Corporation).

Section 3.             Special Meetings. Special meetings of the stockholders may be held at such time and place within or without the State of Delaware as may be designated in the notice of said meeting, and may only be called at the request of the Board of Directors or the Chairman. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders of the Corporation. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in Section 2 (as if they applied to a special meeting of stockholders) and who is a stockholder of record at the time such notice is delivered to the Secretary. In the event that the Corporation calls a special meeting of stockholders of the Corporation for the purpose of electing one or more directors to the Board of Directors, any stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting if the stockholder delivers the notice required by Section 2 of Article II to the Secretary at the principal executive offices of the Corporation not earlier than the Close of Business on the 120th day prior to such special meeting and not later than the Close of Business on the later of the 90th day prior to such special meeting or the 10th day following the day on which Public Announcement is first made of the date of such special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the adjournment, recess or postponement of a special meeting (or the Public Announcement of the adjournment or postponement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
Section 4.             Notice of Meetings; Waiver; and Adjourned Meetings. Unless otherwise provided by law, written or electronic notice of any meeting of the stockholders stating the place, date, hour, the record date for determining the stockholders of the Corporation entitled to vote at the meeting (if such date is different from the record date for determining stockholders of the Corporation entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes of the meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders of the Corporation entitled to notice of the meeting. If mailed, notice shall be deemed for all purposes to have been given when deposited in the United States mail, postage prepaid, directed to the stockholder at the address of the stockholder as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Without limiting the manner by which notice otherwise may be given effectively to stockholders of the Corporation, any notice to stockholders of the Corporation may be given by electronic transmission in the manner provided in Section 232 of the DGCL (or any successor provision).

A written waiver of any notice, signed by a stockholder of the Corporation, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting (in person or by remote communication) shall constitute waiver of notice except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
The chairman of any meeting of stockholders of the Corporation shall have the power to adjourn the meeting from time to time, whether or not a quorum is present. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, provided that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
Section 5.             Record Date for Determination of Stockholders. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting and in such case shall also fix as the record date for stockholders of the Corporation entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders of the Corporation entitled to vote in accordance herewith at the adjourned meeting.
In order that the Corporation may determine the stockholders of the Corporation entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than 60 days prior to such action. If no such record date is fixed, the record date for determining stockholders of the Corporation for any such purpose shall be at the Close of Business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6.             Quorum. Except as otherwise provided by law or the Amended and Restated Certificate of Incorporation, a quorum at any meeting of stockholders shall consist of the holders of record of stock representing a majority of the voting power of all shares of the Corporation, issued and outstanding, entitled to vote at the meeting, present in person or by proxy. In the absence of a quorum at any meeting or any adjournment thereof, a majority of the voting power of those present in person or by proxy and entitled to vote may adjourn such meeting from time to time. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required, a majority in voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter. Once a quorum is present at any meeting, it shall not be broken by the subsequent withdrawal of any stockholder.
Section 7.             Organization; Meeting Procedures.
(a)          Meetings of the stockholders shall be presided over by the Chairman. If he or she is not present, the President and Chief Executive Officer shall preside. In their absence or inability to act, a Vice President or another person designated by the Chairman shall preside. The Secretary, or an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall choose any person present to act as secretary of the meeting.
(b)          Meetings of stockholders shall be conducted in a fair manner but need not be governed by any prescribed rules of order; provided, however, that the Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include the following: (a) the establishment of an agenda or order of business for the meeting, (b) rules and procedures for maintaining order at the meeting and the safety of those present, (c) limitations on attendance at or participation in the meeting to stockholders of the Corporation entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine, (d) restrictions on entry to the meeting after the time fixed for the commencement thereof, (e) restricting the use of cell phones, audio or video recording devices and similar devices at the meeting and (f) limitations on the time allotted to questions or comments by participants. The chairman of the meeting’s rulings on procedural matters shall be final. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, no meeting of stockholders of the Corporation shall be required to be held in accordance with the rules of parliamentary procedure.

Section 8.             Voting. Except as provided in Section 9 of Article II or as otherwise provided by law, each stockholder entitled to vote at any meeting of stockholders shall be entitled to such number of votes as is specified, in respect of the class or series of capital stock held by such stockholder, in the Amended and Restated Certificate of Incorporation, and a proportionate vote for each fraction of a share of capital stock held by such stockholder. Any vote of stock of the Corporation may be given by the stockholder entitled thereto in person or by his or her proxy appointed by an instrument in writing, subscribed by such stockholder or his or her attorney thereto authorized and delivered to the Secretary; provided, however, that no proxy shall be voted on after three years from its date unless said proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder of the Corporation may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a written revocation of the proxy or a new proxy bearing a later date. Unless required by the Amended and Restated Certificate of Incorporation or applicable law, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, if there be such proxy.
Except as otherwise required by law or the Amended and Restated Certificate of Incorporation or these By-Laws, or in electing directors, all matters coming before any meeting of the stockholders at which a quorum is present shall be decided by the vote of a majority of the voting power of all classes of stock of the Corporation present in person or by proxy at such meeting and entitled to vote thereat.
Each director shall be elected by the vote of a majority of the votes cast with respect to the director’s election at any meeting for the election of directors at which a quorum is present; provided, however, that if, as of a date that is 14 days in advance of the date that the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the U.S. Securities and Exchange Commission (the “SEC”), the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of these By-laws, a majority of the votes cast means that the number of shares voted “for” a director’s election must exceed the number of votes cast “against” that director’s election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election). If an incumbent director nominee fails to receive a sufficient number of votes for re-election in an election that is not a Contested Election, such director shall submit an irrevocable resignation contingent on acceptance of that resignation by the Board of Directors in writing to the chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall make a recommendation to the Board of Directors whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors shall act on the resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose its decision and, if such resignation is rejected, the rationale behind its decision within 90 days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation and the Board of Directors in making its decision each may consider any factors and information that they consider appropriate and relevant.

Section 9.             Voting of Shares by Aliens. No more than 20% of the outstanding shares of stock of the Corporation entitled to vote on any matter submitted to stockholders (including the election of directors) shall be voted, directly or indirectly, by or for the account of all aliens as a group. All references in these By-laws to “alien” shall include the representatives, associates and affiliates of such alien. For purposes of the prior sentence, the terms “alien”, “representative”, “associate”, and “affiliate” shall have the meaning set forth in Subdivision (J) to Article FOURTH of the Amended and Restated Certificate of Incorporation.
Section 10.           List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
Section 11.           Inspectors of Voting. The Board of Directors or the chairman of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor thereto. The inspectors, if any, shall (a) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (b) receive and tabulate all votes, ballots or consents, (c) report such tabulation to the chairman of the meeting, (d) hear and determine all challenges and questions arising in connection with the right to vote, and (e) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 12.           Proxy Access.
(a)          Subject to the terms and conditions of these By-laws and the Amended and Restated Certificate of Incorporation, in connection with an annual meeting of stockholders at which directors are to be elected, the Corporation will include in its proxy statement, on its form of proxy and on any ballot distributed at such annual meeting (in addition to the persons nominated for election by the Board of Directors or any committee thereof) the name of a nominee for election to the Board of Directors submitted pursuant to this Section 12 (a “Stockholder Nominee”), and will include in its proxy statement information relating to the Stockholder Nominee (the “Required Information,” as defined below), if (A) the Stockholder Nominee satisfies the eligibility requirements in this Section 12, (B) the Stockholder Nominee is identified in a notice (the “Stockholder Notice”) that is timely and proper and delivered in accordance with this Section 12 by a stockholder that qualifies as, or is acting on behalf of, an Eligible Stockholder (as defined below), (C) the Eligible Stockholder expressly elects at the time of the delivery of the Stockholder Notice to have the Stockholder Nominee included in the Corporation’s proxy materials pursuant to this Section 12 and (D) the additional requirements of these By-laws are met.
(b)          To qualify as an “Eligible Stockholder,” a stockholder or beneficial owner must (A) (1) have been a record holder of the shares of stock of the Corporation used to satisfy the eligibility requirements in this Section 12 continuously for the three year period specified in Section 12(b)(B)(1) below or (2) provide to the Secretary, within the time period referred to in this Section 12, evidence of continuous ownership by that person of such shares for such three year period from one or more securities intermediaries in a form that the Board of Directors determines would be deemed acceptable for purposes of a stockholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor provision), and (B) (1) Own and have Owned, continuously for at least three years as of the date of the Stockholder Notice, a number of shares that represents at least 3% of the outstanding shares of the Voting Stock as of the date of the Stockholder Notice (the “Required Shares”), and (2) thereafter continue to own the Required Shares through the date of the next annual meeting of stockholders. For purposes of this Section 12, “Voting Stock” means the capital stock of the Corporation generally entitled to vote in the election of directors. For purposes of satisfying the ownership requirements of this Section 12(b), a group of no more than 20 stockholders and/or beneficial owners may aggregate the shares of Voting Stock that each stockholder and/or beneficial owner has Owned continuously for at least three years as of the date of the Stockholder Notice. No stockholder or beneficial owner, alone or together with any of its affiliates, may be a member of more than one group of stockholders constituting an Eligible Stockholder under this Section 12, and if any person appears as a member of more than one group, such person shall be deemed to be a member of only the group that has the largest ownership position as reflected in the Stockholder Notice. A group of two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer, or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, shall be treated as one stockholder or beneficial owner for purposes of this Section 12(b). Any group of funds whose shares are so aggregated shall, within five business days after the date of the Stockholder Notice, submit to the Secretary at the Corporation’s principal executive office documentation that demonstrates that the funds satisfy the foregoing sentence, as determined by the Board of Directors, and such documentation shall be deemed part of the Stockholder Notice for purposes of this Section 12(b). Whenever an Eligible Stockholder consists of a group of stockholders and/or beneficial owners, any and all requirements and obligations for an Eligible Stockholder set forth in this Section 12 must be satisfied by each such stockholder or beneficial owner, except that shares may be aggregated as specified in this Section 12(b) and except as otherwise provided in this Section 12. Should any stockholder or beneficial owner cease to satisfy the eligibility requirements in this Section 12, as determined by the Board of Directors, or withdraw from a group of Eligible Stockholders at any time prior to the annual meeting of stockholders, the group of Eligible Stockholders shall only be deemed to own the shares held by the remaining members of the group.

For the avoidance of doubt, in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, all references to “Eligible Stockholder” contained in this Section 12 include each member of such group.
(c)          For purposes of this Section 12:
1.           A stockholder or beneficial owner shall be deemed to “Own” only those outstanding shares of Voting Stock as to which such person possesses both (1) the full voting and investment rights pertaining to the shares and (2) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided, however, that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares (x) sold by such person or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of Voting Stock, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (a) reducing in any manner, to any extent or at any time in the future, such person’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (b) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person or its affiliates.
2.           A stockholder or beneficial owner shall “Own” shares held in the name of a nominee or other intermediary so long as such stockholder or beneficial owner retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares.
3.           A stockholder’s or beneficial owner’s Ownership of shares shall be deemed to continue during any period in which such stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by such stockholder or beneficial owner.

4.           A stockholder or beneficial owner’s Ownership of shares shall be deemed to continue during any period in which the person has loaned such shares provided that the person (1) both has the power to recall such loaned shares on five business days’ notice and recalls the loaned shares within five business days of being notified that its Stockholder Nominee will be included in the Corporation’s proxy materials for the relevant annual meeting, and (2) holds the recalled shares through the annual meeting.
5.           The terms “Owned,” “Owning,” “Ownership” and other variations of the word “own” shall have correlative meanings in this Section 12. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board of Directors. For purposes of this Section 12, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations of the Exchange Act. An Eligible Stockholder shall include in its Stockholder Notice the number of shares such Eligible Stockholder is deemed to Own for the purposes of this Section 12.
(d)          For purposes of this Section 12, the “Required Information” that the Corporation will include in its proxy statement is:
1.           the information concerning each Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the rules of the SEC or other applicable law,
2.           any written statement included by the Eligible Stockholder (or, in the case of a group, a written statement of the group) in the Stockholder Notice for inclusion in the proxy statement, not to exceed 500 words, in support of each Stockholder Nominee’s election to the Board of Directors (subject, without limitation, to Section 12(j)), if such statement fully complies with Section 14 of the Exchange Act and the rules and regulations thereunder (the “Statement”), and
3.           any other information that the Corporation or the Board of Directors determines, in their discretion, to include in the proxy statement relating to the nomination of the Stockholder Nominee, including any statement in opposition to the nomination and any of the information provided pursuant to this Section 12.
Notwithstanding anything to the contrary contained in this Section 12, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation or listing standard. Nothing in this Section 12 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.

(e)          Within the time period and in the manner prescribed in Section 12(f), the Stockholder Notice shall be delivered to the Secretary and shall set forth all information and duly completed questionnaires, representations and agreements required in a stockholder’s notice of nomination under Section 2 of Article II (and for such purposes, references therein to “Noticing Stockholder,” “Holder” and to the “beneficial owner,” if any, on whose behalf the nomination is made shall be deemed to refer to “Eligible Stockholder”), and the Eligible Stockholder shall be required to update and supplement such information as required by Section 2 of Article II. In addition, such Stockholder Notice must include the following information, agreements, representations and warranties:
1.           a copy of the Schedule 14N (or any successor form) relating to the Stockholder Nominee completed and filed with the SEC by the Eligible Stockholder as applicable, in accordance with SEC rules, or, if Schedule 14N is not then required by the SEC, a written statement to the Corporation containing the information required by Schedule 14N;
2.           (A) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three year holding period) setting forth and certifying that, as of a date within seven days prior to the date of the Stockholder Notice, the Eligible Stockholder Owns and has continuously Owned for the preceding three years, the Required Shares, (B) the Eligible Stockholder’s agreement to continue to Own such shares through the annual meeting of stockholders, and to immediately notify the Corporation if the Eligible Stockholder ceases to own the Required Shares prior to the annual meeting of stockholders, (C) the Eligible Stockholder’s agreement to provide, (x) within five business days after the record date for the annual meeting of stockholders, written statements from the record holder and any intermediaries setting forth and certifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date for the annual meeting of stockholders and (y) two business days before the date of the annual meeting, written statements from the record holder and any intermediary setting forth and certifying the Eligible Stockholder’s continuous ownership of the Required Shares through such date, and (D) a statement as to whether the Eligible Stockholder intends to maintain Ownership of the Required Shares for at least one year following the annual meeting of stockholders (which statement shall also be included in the Schedule 14N filed with the SEC);
3.           a representation and warranty that the Eligible Stockholder (including its affiliates and associates) (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and that neither the Eligible Stockholder, the Stockholder Nominee(s) nor their respective affiliates and associates presently has such intent, (B) presently intends to maintain qualifying ownership of the Required Shares through the date of the annual meeting, (C) has not nominated and will not nominate for election to the Board of Directors any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 12, (D) has not engaged and will not engage in a, and has not been and will not be a participant (as defined in Item 4 of Exchange Act Schedule 14A) in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Section 14a-1(1)(2)(iv)) (or any successor provisions), in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee or a nominee of the Board of Directors, (E) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation, (F) agrees to comply with all applicable laws and regulations applicable to the use, if any, of soliciting material and (G) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

4.           an executed agreement, in a form deemed satisfactory to the Board of Directors, pursuant to which the Eligible Stockholder (including each group member, in the case of a nomination by a group of stockholders that together is an Eligible Stockholder) agrees: (A) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Eligible Stockholder or the Stockholder Nominee nominated by such Eligible Stockholder with the stockholders of the Corporation or any other person in connection with the nomination or election of directors, or out of the information that the Eligible Stockholder provided to the Corporation, including the Stockholder Notice, (B) to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 12, including any such liability, loss, damage, expense or other cost arising out of or relating to a failure or alleged failure of the Eligible Stockholder or Stockholder Nominee to comply with, or any breach or alleged breach of, its, or his or her, obligations, agreements or representations under this Section 12, (C) to comply with all laws, rules, regulations and listing standards applicable to any nomination or solicitation in connection with the annual meeting, (D) to file all materials described below in Section 12(g) with the SEC, regardless of whether any such filing is required under any applicable rule or regulation, or whether any exemption from filing is available for such materials under any applicable rule or regulation, (E) to promptly provide to the Corporation prior to the day of the annual meeting such additional information as reasonably requested by the Corporation, (F) in the event that any information included in the Stockholder Notice, or any other communication by the Eligible Stockholder (including with respect to any group member) with the Corporation, its stockholders or any other person in connection with the nomination or election, ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s rights to omit a Stockholder Nominee from its proxy materials as provided in this Section 12, and (G) in the event that the Eligible Stockholder (including any group member) has failed to continue to satisfy the eligibility requirements described in this Section 12, including ownership of the Required Shares, to promptly (and in any event within 48 hours of discovering such failure) notify the Corporation of such failure;

5.           in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination;
6.           a representation and warranty by the Eligible Stockholder that the Stockholder Nominee (A) is independent under applicable listing standards, applicable rules of the SEC, and all publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, (B) qualifies as (x) independent under the audit committee independence requirements set forth in the rules of any stock exchange applicable to the Corporation, and (y) as a “non-employee director” under Exchange Act Rule 16b-3 and as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (C) is not, and has not been within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, (D) is not a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses), has not been convicted in a criminal proceeding (excluding traffic violations and other minor offenses), is not a named subject of a pending civil fraud investigation and has not been convicted of fraud in a civil proceeding, in each case, within the past 10 years, and (E) is not subject to any order of the type specified in Rule 506(d) of Regulation D (or any successor provision) promulgated under the Securities Act of 1933 (the “Securities Act”) or Item 401(f) of Regulation S-K (or any successor provision) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Stockholder Nominee; and

7.           a description and the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Stockholder Notice.
In addition, the Stockholder Nominee must promptly provide to the Corporation prior to the date of the annual meeting such other information as it may reasonably request. The Corporation may request such additional information as necessary to permit the Board of Directors to determine if each Stockholder Nominee satisfies the requirements of this Section 12.
(f)          To be timely under this Section 12, the Stockholder Notice must be delivered by a stockholder to the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the 120th day, nor earlier than the Close of Business on the 150th day, prior to the first anniversary of the date (as stated in the Corporation’s proxy materials) that the definitive proxy statement was first sent to stockholders in connection with the preceding year’s annual meeting of stockholders (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the Close of Business on the 150th day prior to such annual meeting and not later than the Close of Business on the later of the 120th day prior to such annual meeting or, if the first Public Announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which Public Announcement of the date of such meeting is first made by the Corporation). In no event shall an adjournment, recess or postponement of an annual meeting (or the Public Announcement thereof) commence a new time period (or extend any time period) for the giving of the Stockholder Notice as described above.
(g)          An Eligible Stockholder must file with the SEC any solicitation or other communication by or on behalf of the Eligible Stockholder relating to the Corporation’s annual meeting of stockholders, one or more of the Corporation’s directors or director nominees or any Stockholder Nominee, regardless of whether any such filing is required under Exchange Act Regulation 14A or whether any exemption from filing is available for such solicitation or other communication under any applicable rule or regulation.
(h)          The information and documents required by Section 12(e) shall be (A) provided with respect to and executed by each group member of the Eligible Stockholder, in the case of information applicable to group members, and (B) provided with respect to the persons specified in Instructions 1 and 2 to Items 6(c) and (d) of Schedule 14N (or any successor item) (or, if Schedule 14N (or any successor form) is not then required by the SEC, as required by Schedule 14N) in the case of an Eligible Stockholder or group member that is an entity. The Stockholder Notice shall be deemed submitted on the date on which all the information and documents referred to in Section 12(e) (other than such information and documents contemplated to be provided after the date the Stockholder Notice is provided) have been delivered to or, if sent by mail, received by the Secretary.

(i)           In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominees to the Corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary and provide the information that is required to make such information or communication true, correct, complete and not misleading (it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s right to omit a Stockholder Nominee from its proxy materials as provided in this Section 12).
(j)           Notwithstanding anything to the contrary contained in this Section 12, the Corporation may omit from its proxy materials any Stockholder Nominee, and any information concerning such Stockholder Nominee (including the Statement) and such nomination shall be disregarded and no vote on such Stockholder Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Eligible Stockholder may not, after the last day on which a Stockholder Notice would be timely, cure in any way any defect preventing the nomination of the Stockholder Nominee, if:
1.           the Eligible Stockholder or Stockholder Nominee breaches any of its respective agreements, representations, or warranties set forth in the Stockholder Notice (or otherwise submitted pursuant to this Section 12), or any of the information in the Stockholder Notice (or otherwise submitted pursuant to this Section 12) was not, when provided, true, correct and complete or ceases to be true, correct and complete in all material respects, or the requirements of this Section 12 have otherwise not been met;
2.           the Stockholder Nominee (A) is not independent under any applicable listing standard, any applicable rule of the SEC, and any publicly disclosed standard used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, (B) does not qualify either (x) as independent under the audit committee independence requirements set forth in the rules of any stock exchange applicable to the Corporation, or (y) as a “non-employee director” under Exchange Act Rule 16b-3 and as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (C) is, or has been within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, (D) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses), has been convicted in a criminal proceeding (excluding traffic violations and other minor offenses), is a named subject of a pending civil fraud investigation or has been convicted of fraud in a civil proceeding, in each case, within the past 10 years, or (E) is subject to any order of the type specified in Rule 506(d) of Regulation D (or any successor provision) promulgated under the Securities Act or Item 401(f) of Regulation S-K (or any successor provision) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Stockholder Nominee;

3.           the Corporation has received a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate any candidate for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director in Section 2 of Article II, without such stockholder’s notice expressly electing to have such director candidate included in the Corporation’s proxy statement pursuant to this Section 12 and otherwise complying with the requirements of this Section 12, whether or not such notice is subsequently withdrawn or made the subject of a settlement with the Corporation;
4.           the election of the Stockholder Nominee to the Board of Directors would cause the Corporation to violate the Amended and Restated Certificate of Incorporation, these By-laws, or any applicable law, rule, regulation or listing standard;
5.           the Eligible Stockholder or applicable Stockholder Nominee fails to comply with its obligations pursuant to these By-laws, including its obligations under this Section 12;
6.           the Eligible Stockholder withdraws its nomination;
7.           the Stockholder Nominee was nominated for election to the Board of Directors pursuant to this Section 12 at one of the Corporation’s two preceding annual meetings of stockholders and either (A) withdrew from or became ineligible or unavailable for election at such annual meeting or (B) did not receive at least 25% of the total votes cast in favor of his or her election at such annual meeting;
8.           the Corporation is notified, or the Board of Directors determines, that the Eligible Stockholder has failed to continue to satisfy the eligibility requirements described in Section 12(b); or
9.           the Stockholder Nominee becomes unwilling or unable to serve on the Board of Directors.
(k)          The maximum number of Stockholder Nominees submitted by all Eligible Stockholders that may be included in the Corporation’s proxy materials for an annual meeting of stockholders pursuant to this Section 12 shall not exceed the greater of (x) two or (y) 20% of the number of directors in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 12 with respect to the annual meeting, or if such amount is not a whole number, the closest whole number (rounding down) below 20% (such resulting number, the “Permitted Number”); and provided, further, that the Permitted Number for a particular meeting shall be reduced, but not below zero, by: (A) any Stockholder Nominee whose name was submitted for inclusion in the Corporation’s proxy materials pursuant to this Section 12 but who the Board of Directors decides to nominate as a director nominee or whose name is withdrawn, (B) any Stockholder Nominee who ceases to satisfy, or Stockholder Nominee of an Eligible Stockholder that ceases to satisfy, the eligibility requirements set forth in this Section 12, as determined by the Board of Directors, (C) the number of incumbent directors who were previously elected to the Board of Directors as Stockholder Nominees, or nominees of a stockholder pursuant to the advance notice requirements set forth in Section 2 of Article II, at any of the preceding two annual meetings or any special meeting held for the election of directors within the preceding two years and who are nominated for election at such annual meeting by the Board of Directors as a director nominee, and, without duplication, (D) the number of incumbent directors or director nominees who are not Stockholder Nominees and who will be included in the Corporation’s proxy materials with respect to such annual meeting of stockholders as an unopposed (by the Board of Directors) nominee pursuant to any agreement, arrangement or other understanding between the Corporation and any stockholder or group of stockholders. In the event that one or more vacancies for any reason occurs after the date of the Stockholder Notice but before the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be prorated and rounded down based on the number of directors in office as so reduced. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 12 exceeds the Permitted Number, the Corporation shall determine which Stockholder Nominees shall be included in the Corporation’s proxy materials in accordance with the following provisions:

1.           each Eligible Stockholder will select one Stockholder Nominee for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of Voting Stock each Eligible Stockholder (including such Eligible Stockholder consisting of a group of stockholders or beneficial owners) disclosed as Owned in its respective Stockholder Notice submitted to the Corporation;
2.           if the Permitted Number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached; and
3.           following such determination, whether before or after the mailing or other distribution of the definitive proxy statement, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 12 thereafter (A) is nominated by the Board of Directors, (B) is not included in the Corporation’s proxy materials or (C) is not submitted for election as a director for any reason (including the Eligible Stockholder’s or Stockholder Nominee’s failure to comply with this Section 12), the Corporation: (i) shall not be required to include in its proxy statement or on any ballot or form of proxy the Stockholder Nominee (in the case of clause (B) or (C)) or any successor or replacement nominee proposed by the Eligible Stockholder or by any other Eligible Stockholder and (ii) may otherwise communicate to the stockholders of the Corporation, including by amending or supplementing its proxy statement or ballot or form of proxy, that the Stockholder Nominee will not be included as a Stockholder Nominee in the proxy statement or on any ballot or form of proxy.

(l)           Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (1) withdraws from or becomes ineligible or unavailable for election at the annual meeting for any reason, including for the failure to comply with any provision of these By-laws (provided, however, that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Stockholder Notice) or (B) does not receive a number of votes cast in favor of his or her election at least equal to 25% of the shares present in person or represented by proxy and entitled to vote in the election of directors, will be ineligible to be a Stockholder Nominee pursuant to this Section 12 for the next two annual meetings.
The Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 12 and to make any and all determinations necessary or advisable to apply this Section 12 to any persons, facts or circumstances, including the power to determine (1) whether one or more stockholders or beneficial owners qualifies as an Eligible Stockholder, (2) whether a Stockholder Notice complies with this Section 12 and has otherwise met the requirements of this Section 12, (3) whether a Stockholder Nominee satisfies the qualifications and requirements in this Section 12, and (4) whether any and all requirements of this Section 12 have been satisfied. Any such interpretation or determination adopted in good faith by the Board of Directors (or any other person or body authorized by the Board of Directors) shall be binding on all persons, including the Corporation and its stockholders (including any beneficial owners). Notwithstanding the foregoing provisions of this Section 12, unless otherwise required by law or otherwise determined by the chairman of the meeting or the Board of Directors, if the Eligible Stockholder (or a qualified representative (as defined in Section 2 of Article II) of the Eligible Stockholder) does not appear at the annual meeting of stockholders of the Corporation to present its Stockholder Nominee or Stockholder Nominees, such nomination or nominations shall be disregarded, notwithstanding that proxies in respect of the election of the Stockholder Nominee or Stockholder Nominees may have been received by the Corporation. This Section 12 shall be the exclusive method for stockholders to include nominees for director election in the Corporation’s proxy materials.

ARTICLE III
DIRECTORS
Section 1.             Powers, Number, Qualification, Term, Quorum and Vacancies. The property, affairs and business of the Corporation shall be managed by the Board of Directors. The number of directors shall be fixed from time to time exclusively by resolution adopted by the Board of Directors as hereinafter provided. The number of directors shall never be less than three. The directors shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. Following expiration of terms for which they were elected, each class of directors shall thereafter be elected for a three-year term. The directors shall have power from time to time, and at any time, to increase or decrease their own number. During the intervals between annual meetings of stockholders, any vacancy occurring in the Board of Directors caused by resignation, removal, disqualification, death, incapacity or other cause, and any newly created directorships resulting from an increase in the number of directors, shall be filled solely by a majority vote of the directors then in office, whether or not a quorum. Each director chosen to fill a vacancy shall hold office for the unexpired term in respect of which such vacancy occurred. Each director chosen to fill a newly created directorship shall hold office until the next election of the class for which such director shall have been chosen. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. Each director, including any director chosen to fill a newly created directorship, shall serve until a successor shall have been duly elected and qualified, except in the event of resignation, removal, death or other incapacity.
Directors need not be stockholders. No alien shall be eligible to serve as a director of the Corporation.
A majority of the members of the Board of Directors then acting, but in no event less than one-third nor less than two of the number of directors authorized, acting at a meeting of the Board of Directors duly assembled, shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting, without further notice, from time to time until a quorum shall have been obtained.
Section 2.             Meetings. Meetings of the Board of Directors shall be held at such place within or outside the State of Delaware as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of the meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors, and special meetings may be held at any time upon the call of the Chairman or a majority of the directors. Written notice, notice by electronic transmission or oral notice (either in person or by phone) of the time, date and place of a special meeting of the Board of Directors shall be given to each director not less than 24 hours before such meeting. A meeting of the Board of Directors shall be held without notice immediately after the annual meeting of stockholders. Notice need not be given of regular meetings of the Board of Directors held at times fixed by resolution of the Board of Directors. Meetings may be held at any time without notice if all the directors are present, or if at any time before or after the meeting those not present waive notice of the meeting in writing. A written waiver of any notice, signed by a director of the Corporation, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting (in person or by remote communication) shall constitute waiver of notice except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in any meeting by means of conference telephone or other communications equipment in which all persons participating in the meeting can hear each other. Participation in a meeting by means of conference telephone or other communications equipment shall constitute presence in person at such meeting.

Section 3.             Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or electronic transmissions are filed with the minutes of the proceedings of the Board of Directors or committee.
Section 4.             Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each such committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval (other than recommending the election or removal of directors) or (b) adopting, amending, or repealing any By-Law of the Corporation; provided, further, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee.
Section 5.             Dividends. Subject always to the provisions of the law and the Amended and Restated Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and if any, what part of any, funds legally available for the payment of dividends shall be declared in dividends and paid to stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and the Board of Directors may fix a sum which may be set aside or reserved over and above the capital paid in of the Corporation as working capital for the Corporation or as a reserve for any proper purpose, and from time to time may increase, diminish, and vary the same in its absolute judgment and discretion.

Section 6.             Removal of Directors. A director may be removed from office at any time, but only for cause, by the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote for the election of directors at a meeting of the stockholders called for that purpose.
Section 7.             Indemnification of Officers, Directors and Employees.
(a)          Each officer, director, employee and agent of the Corporation and each person serving at the request of the Corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified (including payment of expenses in advance) by the Corporation to the full extent from time to time provided or authorized by the DGCL. This right of indemnification shall not be exclusive of other indemnification rights to which any such person may be entitled under contract, by-law, vote of stockholders or disinterested directors, policy of insurance or otherwise. The subsequent provisions of this By-law shall not limit or otherwise modify the foregoing provision.
(b)          The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
(c)          The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such persons shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware (the “Court of Chancery”) or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(d)          To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (b) and (c), or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.
(e)          Any indemnification under subsections (b) and (c) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (b) and (c). Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.
(f)          Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.
(g)          The indemnification and advance of expenses provided by or granted pursuant to the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. The Corporation shall have authority to enter into indemnification agreements with its officers and directors, the terms of which shall be approved by the Board of Directors.

(h)          The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this section.
(i)           For purposes of this Section, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 7 with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.
(j)           For purposes of this Section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Section. References to “actions” or “proceedings” shall include administrative or investigative inquiries as well as suits at law or in equity.
(k)          The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
ARTICLE IV
OFFICERS, GROUPS AND STAFF
Section 1.             Officers Designated. The Board of Directors shall appoint a Chairman, a President (acting as Chief Executive Officer), one or more Vice Presidents (who may be designated as Executive Vice Presidents, Senior Vice Presidents, Group Vice Presidents or Corporate Vice Presidents, the number of which to be determined by the Board of Directors), a Secretary and a Treasurer. The Board of Directors shall also have the authority, but shall not be required, to designate such officers as a Chief Operating Officer, a Chief Financial Officer or similar such titles. Any two or more offices may be held by the same person. The Board of Directors may appoint from time to time such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 2.             Term and Removal. Each officer shall hold office until his or her successor is elected and qualifies or until such officer’s earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed, either with or without cause, at any time, by the affirmative vote of a majority of the members of the Board of Directors then in office. A vacancy in any office arising from any cause may be filled by the Board of Directors.
Section 3.             Chairman. The Chairman shall preside at all meetings of the Board of Directors, and provide overall leadership of and guidance to the Board of Directors and oversee its effectiveness in all aspects of governance and communication. He or she shall oversee the composition, recruitment, development and education of members of the Board of Directors as directed by the Nominating and Corporate Governance Committee. He or she shall guide and oversee the Corporation’s overall strategic direction and planning; provide advice and counsel to the President and Chief Executive Officer; and lead the Corporation’s relationships with its stockholders and other constituencies. He or she shall be ex officio a member of all standing committees, other than the Audit, Executive Compensation and Nominating and Corporate Governance Committees; shall see that all orders and resolutions of the Board of Directors are carried into effect; and shall have such powers and perform such duties as may be mutually agreed by him or her, the Board of Directors and the President and Chief Executive Officer.
Section 4.             President and Chief Executive Officer. The President and Chief Executive Officer shall have general supervision of the business affairs and property of the Corporation and over its Vice Presidents and other officers, subject to the control of the Board of Directors. He or she shall make recommendations to the Board of Directors with respect to corporate policies and other matters of importance which he or she believes should be submitted for Board consideration. He or she shall have all the powers usually vested in the office of a general manager and chief executive officer of a corporation. He or she shall have power to execute contracts and other documents on behalf of the Corporation, under seal or otherwise, except as to those matters as may be specifically reserved to the Board of Directors by resolution adopted from time to time by the Board of Directors.
Section 5.             Group Presidents. Each Group President shall be a corporate officer and within the limitations placed by the policies adopted by the Board of Directors or the President and Chief Executive Officer, shall be the chief operating officer of the operating group assigned and shall in general supervise and control such business and affairs of the group and operations assigned thereto and perform such other duties as may be prescribed from time to time by the President and Chief Executive Officer or the Board of Directors.

Section 6.             Vice Presidents. Each Vice President shall have such powers and perform such duties as may be assigned to him or her by the President and Chief Executive Officer or the Board of Directors.
Section 7.             Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the President and Chief Executive Officer or the Board of Directors. He or she shall keep in safe custody the seal of the Corporation and, when authorized to do so, affix the same to any instrument requiring it, and when so affixed it shall be attested by his or her signature or by the signature of the Treasurer or an Assistant Secretary.
Section 8.             Treasurer. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article VI of these By-Laws; and, in general, perform all of the duties incident to the office of Treasurer and such other duties as shall from time to time be assigned to him or her by the President and Chief Executive Officer or the Board of Directors.
Section 9.             Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers, if any, shall be elected or appointed by the Board of Directors and shall have such powers and shall perform such duties as shall be assigned to them by the President and Chief Executive Officer or the Board of Directors.
Section 10.           Establishment of Groups. The Board of Directors or the President and Chief Executive Officer may cause the business of the Corporation to be divided into one or more groups, based upon product or service, geographical territory, character and type of operations, or upon such other basis as the Board of Directors or the President and Chief Executive Officer may from time to time determine to be advisable. A group shall operate under the authority and direction of a Group President and may operate under trade names approved for such purpose as may be authorized by the Board of Directors or the President and Chief Executive Officer.
Section 11.           Group Officers. The Group President of a group, after authorization by the President and Chief Executive Officer, may appoint any number of group officers (who shall not, by virtue of such appointment, be corporate officers), and may remove any such group officer. Such officers shall have such authority as may from time to time be assigned by the Group President.

Section 12.           Staff Officers. The President and Chief Executive Officer may appoint any number of staff officers (who shall not, by virtue of such appointment, be corporate officers), and may remove any such staff officer as the President and Chief Executive Officer may deem appropriate from time to time. Such officers shall have such authority as may from time to time be assigned by the President and Chief Executive Officer.
ARTICLE V
CERTIFICATES OF STOCK AND UNCERTIFICATED STOCK
Section 1.             Certificates of Shares and Uncertificated Shares. The Board of Directors may authorize the issuance of some or all of the shares of its common stock without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the Corporation. The Corporation shall be permitted to issue fractional shares. Shares of stock held by or for the account of aliens shall be represented by “Foreign Share Certificates”. All such other shares of stock shall be represented by either “Domestic Share Certificates” or, in the case of uncertificated stock, by such written statements issued by the Corporation in respect of uncertificated shares. All such certificates or written statements shall be in such form and design as the Board of Directors may approve, and each certificate or written statement shall express on its face its number, date of issuance, the number of shares for which and the person to whom issued.
Section 2.             Ownership, Control and Transfer of Shares. Not more than 20% of the outstanding shares of stock of the Corporation shall at any time be owned or controlled, directly or indirectly, by or for the account of all aliens as a group. Shares of stock shall be transferable on the books of the Corporation by the holder thereof in person or by duly authorized attorney upon the surrender of the certificate representing shares to be transferred, properly endorsed, or, in the case of uncertificated stock, by the registration of the transfer of the uncertificated shares on the books of the Corporation by the holder thereof; provided, however, that shares of stock other than shares represented by foreign share certificates shall be transferable to aliens or any person holding for the account thereof only when the aggregate number of shares of stock owned by or for the account of all aliens as a group will not then be more than 20% of the number of shares outstanding. The Board of Directors may direct that, before shares of stock shall be transferred on the books of the Corporation, the Corporation may require information as to whether the proposed transferee is an alien or will own the stock for the account of an alien. The issuance or transfer of any of the shares of stock at any time outstanding to an alien contrary to the provisions of this Section 2 shall be void.
Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as in Section 4 of this Article V provided, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, or, in the case of uncertificated stock, by the registration of the transfer of the uncertificated shares and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary, shall be so expressed in the entry of transfer. The Board of Directors may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer, and registration of certificates for shares or uncertificated shares of the capital stock of the Corporation.

The certificates of stock shall be signed by the Chairman, the President and Chief Executive Officer or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Corporation. If a certificate of stock is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate of stock shall have ceased to be such officer, transfer agent or registrar before such certificate of stock is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
Section 3.             Lost, Destroyed or Stolen Certificates. No certificate for shares of stock in the Corporation or uncertificated shares in place of any certificate or certificates previously issued by the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation, if the Board of Directors shall so require, of a bond of indemnity in such amount (not exceeding twice the value of the shares represented by such certificate), upon such terms and secured by such surety as the Board of Directors may in its discretion require.
Section 4.             Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.
Section 5.             Rules and Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.
ARTICLE VI
BANK ACCOUNTS, CHECKS, LOANS, ETC.
Section 1.             Bank Accounts and Checks. Such officers or agents of the Corporation as from time to time shall be designated by the Board of Directors shall have authority to deposit any funds of the Corporation in such banks or trust companies as shall from time to time be designated by the Board of Directors; and such officers or agents as from time to time shall be designated by the Board of Directors shall have authority to withdraw from time to time any or all of the funds of the Corporation so deposited in any bank or trust company, upon checks, drafts or other instruments or orders for the payment of money, drawn against the account or in the name or behalf of the Corporation, and made or signed by such officers or agents; and each bank or trust company with which funds of the Corporation are so deposited is authorized to accept, honor, cash and pay, without limit as to amount, all checks, drafts or other instruments or orders for the payment of money, when drawn, made or signed by officers or agents so designated by the Board of Directors, regardless of whether the same are payable to the order of any officer or agent signing the same, until written notice of the revocation by the Board of Directors of the authority of such officers or agents shall have been received by such bank or trust company. The officers of the Corporation or any of them shall from time to time certify to the banks or trust companies in which funds of the Corporation are deposited, the signatures of the officers or agents of the Corporation so authorized to draw against the same, and such signatures may include the signature of such certifying officer or officers.

Section 2.             Loans. Such officers or agents of the Corporation as from time to time shall be designated by the Board of Directors shall have authority to effect loans, advances or other forms of credit at any time or times for the Corporation from such banks or trust companies as the Board of Directors shall from time to time designate, and as security for the repayment of such loans, advances or other forms of credit to assign, transfer, endorse and deliver, either originally or in addition or substitution, any or all stocks, bonds, rights and interests of any kind in or to stocks or bonds, certificates of such rights or interests, deposits, accounts, documents covering merchandise, bills receivable and other commercial paper and evidences of debt, at any time held by the Corporation; and for such loans, advances, or other forms of credit to make, execute and deliver one or more notes, acceptances or other written obligations of the Corporation on such terms, and with such provisions as to the securities including the sale or disposition thereof, as such officers or agents shall deem proper; and also to sell to, or discount or rediscount with, such banks or trust companies any and all commercial paper, bills receivable, acceptances and other instruments and evidences of debt at any time held by the Corporation, and to that end to endorse, transfer and deliver the same. The officers of the Corporation or any of them shall from time to time certify the signatures of the officers or agents so authorized, which may include the signature of such certifying officer or officers, to each bank or trust company so designated by the Board of Directors; and each such bank or trust company is authorized to rely upon such certification until written notice of the revocation by the Board of Directors of the authority of such officers or agents shall have been received by such bank or trust company.
ARTICLE VII
FISCAL YEAR
The fiscal year of the Corporation shall be a 52 or 53 week period which begins on the first Monday after the last Sunday in September and ends on the last Sunday in the following September, unless otherwise determined by the Board of Directors.

ARTICLE VIII
CORPORATE SEAL
The corporate seal of the Corporation shall consist of two concentric circles, between which shall be the name of the Corporation, and in the center shall be inscribed the year of its incorporation and the words, “Corporate Seal, Delaware”.
ARTICLE IX
AMENDMENTS
These By-Laws shall be subject to alteration, amendment or repeal and new By-Laws not inconsistent with any provision of the Amended and Restated Certificate of Incorporation or statute may be made, either by the affirmative vote of the holders of record of stock representing a majority of the voting power of all classes of stock of the Corporation present in person or by proxy at any annual or special meeting of stockholders and entitled to vote thereat, a quorum being present, or by the affirmative vote of a majority of the whole Board of Directors, given at any regular or special meeting of the Board of Directors; provided, however, that notice of the proposal to so make, alter, amend or repeal such By-Laws be included in the notice of such meeting of the Board of Directors or the stockholders, as the case may be. By-Laws made, altered or amended by the Board of Directors may be altered, amended or repealed by the stockholders at any annual or special meeting of stockholders.
ARTICLE X
EXCLUSIVE FORUM
Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation to the Corporation or to the stockholders of the Corporation, (c) any action or proceeding asserting a claim against the Corporation or any current or former director or officer or other employee of the Corporation arising out of or pursuant to any provision of the DGCL, the Amended and Restated Certificate of Incorporation or these By-laws (as each may be amended from time to time), (d) any action or proceeding asserting a claim against the Corporation or any current or former director or officer or other employee of the Corporation governed by the internal affairs doctrine or (e) any action or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery, shall be the Court of Chancery or, if and only if the Court of Chancery lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

For the avoidance of doubt, this Article X shall not apply to any action or proceeding asserting a claim under Securities Act or the Exchange Act.
Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X.
ARTICLE XI
MISCELLANEOUS
Section 1.             Certain Definitions. Whenever used in these By-laws, (a) “Public Announcement” means disclosure (i) in a press release issued by the Corporation, provided such press release is issued by the Corporation following its customary procedures, that is reported by the Dow Jones News Service, Associated Press or comparable national news service, or is generally available on internet news sites or (ii) in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act, (b) the “Close of Business” means 5:00 p.m. local time at the Corporation’s principal executive offices, and if an applicable deadline falls on the Close of Business on a day that is not a Business Day, then the applicable deadline shall be deemed to be the Close of Business on the immediately preceding Business Day, (c) “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Davenport, Iowa or New York, New York are authorized or obligated by law or executive order to close and (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.” Where a reference in these By-Laws is made to any statute or regulation, such reference shall be to (i) the statute or regulation or amended from time to time (except as context may otherwise require) and (ii) any rules or regulations promulgated thereunder.
Section 2.             Inconsistent Provisions. In the event that any provision of these By-laws is or becomes inconsistent with any provision of the Amended and Restated Certificate of Incorporation, the DGCL or any other applicable law, such provision of these By-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.
Section 3.             Severability. If any provision of these By-laws shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of these By-laws and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.